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                                                                   EXHIBIT 23.2









                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc. on Form S-4 of our report dated March 13, 1998, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP


McLean, Virginia
February 10, 1999